                                                                   EXHIBIT 23.11

                  CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR

I hereby consent to the reference to me as a prospective director of Regency Realty Corporation where it appears in this Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.

                                          /s/ Dennis H. Alberts
                                          _____________________________________
                                          Dennis H. Alberts